Exhibit 99.(27)(f)(2)

STATE OF MICHIGAN GRETCHEN WHITMER DEPARTMENT OF INSURANCE AND FINANCIAL SERVICES LANSING January 25, 2024 I have reviewed the attached documents, and hereby certify they are true and accurate copies of the file with the Director of the Department of Insurance and Financial Services. SSK Mowe ANITA G. FOX DIRECTOR Kathy Moua » (J : Administrative Assistant Office of Insurance Evaluation ye Street/Delivery Address: 530 W. ALLEGAN STREET, 74 FLOOR, LANSING, MICHIGAN 48933 Mailing Address: P.O. BOX 30220, LANSING, MICHIGAN 48909-7720 www.michigan.govdifs e TOLL FREE 877-999-6442 » LOCAL 517-284-8800 a DocuSign Envelope ID: 704888, .DAO-4EA1-B3C5-52B657EA4F 37 } CERTIFIED AMENDED AND RESTATED BY-LAWS OF ASPIDA LIFE INSURANCE COMPANY The undersigned does hereby certify that he is the duly elected, qualified and acting Secretary of Aspida Life Insurance Company, a Michigan-domiciled insurance company (the “Corporation”), and that document included at Exhibit A is a true and correct copy of the Amended and Restated By-Laws of the Corporation, which were approved by a unanimous written consent in lieu of meeting of the Board of Directors of the Corporation on September 6'", 2022, and shall take effect upon receipt of approval from the Michigan Department of Insurance and Financial Services. IN WITNESS WHEREOF, | have hereunto signed my name this 27" day of September 6 ae Brandon Mitchell, Secretary 2022. O| ie eT KT CISL ' Diee CVE Vi GAVIA EV) SION

DocuSign Envelope ID: rosssesso-4eA1-8305-528657EA4r37 EXHIBIT A By-Laws

DocuSign Envelope ID: 70488i DA0-4EA1-B3C5-52B657EA4F 37 4 RECEIVED OCT 11 207 AMENDED AND RESTATED BY-LAWS (these “By-Laws") OF ESURANCE EVALUATION Yai 5! 'S10N ASPIDA LIFE INSURANCE COMPANY (the “Company”) ARTICLE | OFFICES AND PLACES OF BUSINESS AND OF MEETINGS SECTION 1 Offices and Places of Business. The principal place of transacting the business of this Company shall be in the City of Lansing, County of Ingham, and State of Michigan, but other offices or places of business may be maintained and the business of the Company carried on at such other place or places within or without the State of Michigan, as the Board (as defined below) may from time to time determine to be desirable, convenient, or necessary. SECTION 2 Places of Meetings of Stockholders. Annual and special meetings of stockholders shall be heid at the offices of the Company in Lansing, Michigan, unless the Board shall name some other piace either within or without the State of Michigan for the holding of any of said meetings, or unless all the stockholders entitled to vote at any such meeting shall meet by consent as hereinafter provided. SECTION 3 Places of Meetings of Directors. Annual, regular, and special meetings of the Board or any committee thereof shall be held at the offices of the Company in Detroit, Michigan, provided that any meeting of the Board or any such committee may be held at any place either within or without the State of Michigan as the Directors (as defined below) or the members of such committee, as the case may be, may determine. ARTICLE tl STOCKHOLDERS MEETINGS NOTICES QUORUM, ORGANIZATION VOTING, PROXIES SECTION 1 Annual Meetings. The annual meeting of the stockholders of the Company shall be held in each year at such time and location as best suits the convenience of the Directors for the purposes of electing Directors and for the transaction of any other business that may lawfully come before the meeting. The annual meeting of the stockholders shall be held on a regular business day, or at such other time as the Board may determine. SECTION 2 Notice of Annual Meetings; Failure to Give. At least twenty-one (21) days prior to the date of the holding of the annual meeting the Secretary shall give notice thereof to the stockholders of the Company entitled to vote thereat by mailing to each of them, directed to them at their several places of residence or business as the same may appear on the stock books or records of the corporation, a notice of the time and place at which such meeting will be held. SECTION 3 Special Meetings. A CALL BY BOARD. Special meetings of the stockholders may be held whenever called by the Board by the adoption at any meeting of the Board of a resolution calling a special meeting of stockholders. Such resolution shall specify the time and place of holding such special meeting and the purpose or purposes for which such meeting will be held.

DocuSign 9g Envelope ID: 70488853 0-4EA1-B3C5-52B657EA4F37 \ 4 B CALL BY PRESIDENT. Special meetings of the stockholders may also be called at any time by the President. Cc CALL BY STOCKHOLDER. Special meetings of the stockholders may also be called at any time by the holders of not less than one-half of the stock issued and outstanding and entitled to vote at any such meeting. D SPECIAL MEETING BY CONSENT. Whenever all the stockholders entitled to vote thereat shall meet at any time or place, in person or by proxy and in writing consent to the time and place of meeting such meeting shall be valid without call or notice and at any such meeting any corporate action may be taken. E REQUISITES OF CALL. A call for a special meeting of the stockholders by the President or Vice-President or by stockholders entitled to vote thereat shall be in writing and shall be filed with the Secretary and shall specify the time and place of holding such meeting and the purpose or purposes for which such meeting is called. On the adoption of a resolution by the Board calling a special meeting or on the filing with the Secretary of a call for a special meeting by the President or Vice-President or stockholders entitled to vote thereat the Secretary shall give twenty-one (21) days written notice of such special meeting to the stockholders in the manner provided for in the last preceding section. SECTION 4 Requisites of Notice, Record. Any notice of a special meeting of the stockholders shall specify the time and place at which such meeting will be held and in general terms the purpose or purposes for which it is called as set forth in the resolution of the Board or in the call of the President or Vice-President or stockholders entitled to vote thereat and except as provided in Section 3D of Article 1] herein, no business shall be transacted at any such special meeting other than that which may be specified in or implied by the terms of such notice. The Secretary shall keep a copy of all notices of special meetings of the stockholders and shall make a record of the time of mailing the same and of the names of the persons to whom such notices were sent, with the respective addresses to which the same were mailed. SECTION 5 Quorum. At any meeting of the stockholders the holders of a majority of all the shares of the capital stock of the Company then issued and outstanding and having voting power, present in person or duly represented by proxy, shall constitute a quorum for the transaction of business, and a majority vote of such quorum shall prevail except as otherwise required by law, by the Certificate of Incorporation of the Company or by these By-Laws. if the holders of the amount of stock necessary to constitute a quorum shall fail to attend in person or by proxy at the time and place fixed by these By-Laws for an annual meeting or fixed by notice as above provided for a special meeting, a majority in interest of the stockholders entitled to vote thereat present in person or by proxy may adjourn, from time to time, not exceeding thirty (30) days in any one adjournment, without notice other than by announcement at the meeting until holders of the amount requisite to constitute a quorum shall! attend. At any such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally provided for or notified. SECTION 6 Organization of Meeting. A CHAIRMAN. The President, and in his absence the Secretary and in their absence the Treasurer, shall call meetings of the stockholders to order and shall act as chairman of such meetings. The Board may appoint any other Officer (as defined below) to act as chairman of any meeting in the absence of the President the Vice-President, and the Treasurer

DocuSign Envelope ID: 70488 yy, !DAO-4EA1-B3C5-52B657EA4F 37 P] B SECRETARY. The Secretary, and in his absence the Assistant Secretary if there is one, shall act as Secretary at the meetings of stockholders but in the absence of the Secretary and the Assistant Secretary the presiding Officer may appoint any person to act as Secretary of the meeting. SECTION 7 Voting, Proxies. Each stockholder entitled to vote may vote in person or by proxy, but no proxy shall be voted on after three (3) years from its date unless said proxy provides for a longer period. At each meeting of the stockholders the proxies shall be received and taken in charge by the Secretary and unless otherwise required by law, all questions touching the validity of the proxies shall be decided by the Secretary and Treasurer. SECTION 8 List of Stockholders. Atleast ten (10) days before every election of Directors by the stockholders, the Officer in charge of the stock ledger shall prepare and make a complete list of stockholders entitled to vote arranged in alphabetical order. Such list shall be open for said ten (10) days at the place where said election is to be held to the examination of any stockholder entitled to vote as said election and shall be produced and kept subject to the inspection of any such stockholder who may be present at the time and place of election during the whole time thereof. SECTION 9 Remote Communication. Subject to any guidelines and procedures adopted by the Board, stockholders not physically present at a meeting of stockholders may participate in such meeting of stockholders by remote communication, and shall be deemed present and entitled to vote at the meeting, subject to the conditions imposed by applicable law. SECTION 10 Action by Stockholders Without A Meeting. Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if written or electronic consents setting forth the action taken are signed by all the stockholders entitled to vote on the action. The consents shall be filed with the Secretary for inclusion with the records of meetings of the Company. ARTICLE fil BOARD OF DIRECTORS SECTION 1 Establishment. Except as expressly set forth in these By-Laws, the full and exclusive right, power and authority to manage the Company is vested in, and reserved to, the Board of Directors of the Company (the "Board”) comprised of natural persons (the “Directors”) having the authority and duties set forth in these By-Laws. Each Director shall be entitled to one vote. Each Director shall be a “director’ (as that term is defined in the Insurance Code of 1956) of the Company. Notwithstanding the foregoing, no Director shall have any rights or powers beyond the rights and powers granted to such Director in these By-Laws and shall only be authorized to act as a part of the Board. SECTION 2 Powers. Except as expressly provided in these By-Laws, all actions to be taken by or on behalf of the Company or the Board shall be taken with the approval of the majority of the Board. Without limitation to the foregoing but subject to any applicable requirements of law, the Board shall have full, exclusive and complete discretion, power and authority to manage, control, administer and operate the business and affairs of the Company, and to make all decisions affecting such business and affairs, in each case, consistent with the purpose of the Company as set forth in these By-Laws. SECTION 3 Number of Directors; Term of Office. A NUMBER. The Board shall consist of not less than three (3) nor more than fifteen (15) Directors, at least one (1) of whom shall be a resident of the State of Michigan. Thereafter, within the foregoing specified limits, the number of Directors shall be determined by resolution of the Board. B TENURE. The Directors shall hold their office until their respective successors are elected and qualified or until their earlier death, resignation, incapacity or removal.

DocuSign Envelope !D: 70488B53, 0-4EA1-B3C5-52B657EA4F37 ws ~/ VACANCIES. The stockholders may: (i) remove and replace any Director, with or without “cause,” at any time and for any reason or no reason and (ii) fill any vacancy resulting from any person who was a Director ceasing to be a Director. RESIGNATION. A Director may resign at any time by giving written notice to that effect to the Board. Any such resignation shall take effect at the time of the receipt of that notice or any later effective time specified in that notice and, unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. REMOVAL. Any Director or the entire Board may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote at an election of directors, at any meeting of stockholders called expressly for that purpose. COMPENSATION. The Board shall approve ail salary, compensation, or emolument to any Director of the Company. SECTION 4 Meetings of the Board. A ANNUAL MEETINGS; ELECTION OF OFFICERS. The annual meeting of the Board shall be held immediately after the final adjournment of the annual meeting of the stockholders and shail be a meeting of the Directors elected at such stockholders meeting. No notice shall be required for any annuai meeting of the Board. At such annual meeting, or at any adjourned meeting thereof the Board shall elect for the ensuing year the general Officers provided for in these By-Laws the Board may also appoint from time to time such other Officers and agents as it may deem advisable for the best interests and proper management of the corporation. If for any reason the Directors shall fail to elect Officers as such annual meeting or at any adjourned meeting thereof such Officers may be elected at any subsequent regular or special meeting of the Board. REGULAR MEETINGS. The Board shall hold regular meetings at such time and at such place (either within or outside of the State of Michigan) as the majority of the Board may designate upon at least two (2) business days’ prior written notice to the Directors. The Board shall hold a minimum of four (4) meetings per year. SPECIAL MEETINGS, NOTICE. Special meetings of the Board shail be held on the call of the Chairperson upon at least two (2) days’ (if the meeting is to be held in person) or one (1) day’s (if the meeting is to be held by telephone communications or video conference) written notice to the Directors, or upon such shorter reasonable notice as the Chairperson may deem necessary or appropriate in the circumstances. Any Director may waive such notice as to himself or herself. A record shall be maintained by the Secretary of the Company of each meeting of the Board. CONDUCT OF MEETINGS. Any meeting of the Board may be held in person, telephonically or by video conference. QUORUM. The presence of a majority of the Board shall constitute a quorum of the Board for purposes of conducting business. At all times when the Board is conducting business at a meeting of the Board, a quorum of the Board must be present at such meeting. ifa quorum shall not be present at any meeting of the Board, then the Directors present at the meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. A Director may vote or be present at a meeting either in person or by proxy. ATTENDANCE AND WAIVER OF NOTICE. Attendance of a Director at any meeting shall constitute a waiver of notice of such meeting, except where a Director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is not lawfully called or convened. Neither the business to be transacted at,

DocuSign Envelope ID: 70488 DAO-4EA1-B3C5-52B657EA4F37 wd nor the purpose of, any regular or special meeting of the Board need be specified in the notice or waiver of notice of such meeting. G ACTIONS WITHOUT A MEETING. Any action of the Board may be taken without a meeting if a consent or consents in writing, setting forth the action so taken, shall be signed by a majority of the Board. A record shall be maintained by the Secretary of the Company of each such action taken by written consent of the Board. SECTION 5 Compensation of Directors. Each Director shall be reimbursed by the Company for reasonable, documented out-of-pocket expenses, if any, for attendance at each regular or special meeting of the Board. Nothing contained in these By-Laws shail be construed to preclude any Director from serving the Company or any of its subsidiaries in any other capacity and receiving compensation for such service. SECTION 6 Chairperson of the Board. A majority of the Board may elect any one of the Directors to be the Chairperson of the Board (the “Chairperson"). At any time, the Chairperson, if any, can be removed from his or her position as Chairperson by a majority of the Board. The Chairperson, in his or her capacity as the Chairperson of the Board, shall not have any of the rights or powers of an Officer of the Company. The Chairperson shall preside at all meetings of the Board. SECTION 7 Committees. The majority of the Board may, by resolution, designate from among the Directors one or more committees, each of which shall be comprised of one or more Directors. The majority of the Board may designate one or more of the Directors as alternate members of any committee, who may, subject to any limitations imposed by the majority of the Board, replace absent or disqualified Directors at any meeting of that committee. Any such committee, to the extent provided in such resolution, shall have and may exercise the authority of the Board specifically designated to that committee, the Act or in the establishment of the committee. Any members thereof may be removed by a majority of the Board. The Board shall be notified of any decisions made by any committee. A committee may take action consistent with the grant to such committee by a majority of the Board. Notwithstanding the foregoing, no committee shall have the authority to (A) amend the Articles of Incorporation or these Bylaws; (B) adopt an agreement of merger, conversion, or share exchange; (C) recommend to stockholders the sale, lease, or exchange or all or substantially all of the Company's property and assets; or dissolution of the Company or a revocation of dissolution; (D) fill vacancies on the Board; or (E) unless expressly authorized by the Articles of Incorporation or a resolution of the Board, declare a distribution or dividend; or authorize the issuance of shares. The designation of a committee of the Board and the delegation thereto of authority shall not operate to relieve the Board, or any member thereof, of any responsibility imposed by law. SECTION 8 Participation by Remote Communication. Any member of the Board or a committee thereof may participate in any meeting by, or conduct the meeting through the use of, any means of remote communication through which all persons participating in the meeting can communicate with the other participants. Any Director participating in a meeting by remote communication is considered present in person at the meeting. ARTICLE IV OFFICERS SECTION 1 Number and Titles. A OFFICER. The majority of the Board shall appoint individuals as officers of the Company (the “Officers”), which shall include be a President, such number of Vice-Presidents as the Board may determine, a Secretary, a Treasurer and such other Officers as may be appointed by the Board. In addition to the said Officers specifically designated by title in the preceding sentence, the Board may appoint such other Officers as it may deem advisable including, without limiting the generality of the foregoing an actuary, one or more Assistant Secretaries and one or more Assistant Treasurers. No Officer need be a stockholder or a Director. Unless the Board decides otherwise, if an Officer's title is one

DocuSign Envelope ID: 70488B534, 3-4EA1-B3C5-52B657EA4F 37 j commonly used for officers of a business corporation formed under the Michigan Corporation Act, the assignment of such title shall constitute the delegation to such person of the authority and duties that are normally associated with that office, subject to any specific delegation or limitation of authority and duties made pursuant to this Section. Designation of an Officer shall not of itself create any contract rights. Notwithstanding the foregoing, any Vice President, Assistant Secretary or Assistant Treasurer not appointed as another officer title commonly used for officers of a business corporation formed under the Michigan Corporation Act shall not constitute delegation to such person of the authority and duties normally associated to that office. B OTHER AGENTS AND EMPLOYEES. The Board may from time to time employ such other agents, factors employees, counsel, solicitors and attorneys at law or in fact, as it shall deem necessary or advisable for such periods of time and on such terms and conditions as it may deem for the best interests of the Company, and such persons shall respectively have such authorities and receive such compensation and perform such duties as may be agreed on between them and the Board. Cc OATH OF SECRETARY. The Board may require that the Secretary be sworn to the faithful discharge of his or her duties. D MULTIPLE OFFICES. Any two (2) or mere offices may be held by the same person, provided that no person shall hold the offices af President and Vice-President at the same time. E VACANCIES. Any vacancy occurring at any time in any office of the Company may be filled for the unexpired term by a majority vote of the Directors then in office though less than a quorum. F COMPENSATION. The salaries or other compensation, if any, of Officers and other employees and agents of the Company shall be determined by the Board at any time. G RESIGNATION AND REMOVAL. Any Officer may be removed as such, either with or without “cause,” by the Board. Any Officer also may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. SECTION 2 Tenure. Each Officer shall hold his or her office until his or her successor is chosen and qualified. Any Officer also may resign as such at any time. Such resignation shall be made in writing and shall take effect at the time specified therein, or if no time be specified, at the time of its receipt by the Board. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation. SECTION 3 Duties of President. The President shall be the chief executive officer of the Company. It shall be his duty (A) to preside at all meetings of the stockholders and of the Board, (B) to sign as President, with the Secretary of Assistant Secretary all certificates evidencing shares of the capital stock of the Company (C) to sign and execute in the Company's name and on its behalf and as its resident, all written instruments (not otherwise expressly provided for in these By-Laws) necessary, advisable, or incidental to the carrying out of the purposes for which the Company is created and which shali have been first duly authorized by the Board, and (D) to perform such other duties as may be prescribed from time to time by the Board and such as may be expressly set forth elsewhere m these By-Laws. SECTION 4 Duties of Vice-President. Each Vice-President shall perform (A) the duties of the president when so requested by the President or in the absence or inability to act of the President, and (B) such other duties as may be prescribed form time to time by the Board or set forth elsewhere in these By-Laws. When performing the duties of the President, each Vice-President shall have all the powers of and shall be subject to ail the restrictions imposed on the President.

DocuSign Envelope ID: 704888, DA0-4EA1-B3C5-52B657EA4F37 | SECTION 5 Duties of Secretary. The Secretary shall be the custodian of the corporate seal and of the books containing the records of proceedings at meetings of the stockholders and of the Board. It shall be his duty (A) o prepare and keep proper books in which he shall record all the proceedings of the meetings of the stockholders and Directors, (B) to give notice of meetings of stockholders and of Directors as provided in these By-Laws, (C) to transfers thereof, (D) to sign as Secretary, with the President or Vice-President all certificates evidencing shares of the capital stock of the Company and all other written instruments necessary, advisable or incidental to the carrying out of the purposes or which the Company is created and which shall have been first duly authorized by the Board and to affix the corporate seal of the Company thereto when required or advisable and (E) to perform such other duties as may be prescribed from time to time by the Board and such as may be expressly set forth or provided for elsewhere in these By-Laws. In the event of his death, resignation or removal from office all books papers and records belonging to the Company and then in his custody or under his control shall be forthwith surrendered and delivered to the President of the corporation for such disposition as may be prescribed by resolution of the Board. SECTION 6 Duties of Assistant Secretary. Each Assistant Secretary shall perform (A) the duties of the Secretary when so requested by the Secretary or in the absence or inability to act of the Secretary, and (B) such other duties as may be prescribed from time to time by the Board or set forth elsewhere in these By-Laws When performing the duties of the Secretary, each Assistant Secretary shall have all the powers of and shall be subject to all the restrictions imposed on the Secretary. SECTION 7 Duties of Treasurer; Bond. The Treasurer shall be the custodian of all money, funds, securities, evidences of indebtedness, and other similar property of the Company. A It shall be his duty (i) to keep or cause to be kept at all times in books belonging to the Company full and complete accounts showing accurately and in convenient form all the financial transactions of the Company, (ii) to deposit or cause to be deposited in the usual course of business all money checks, bills of exchange other orders for the payment of money and evidences of indebtedness payable to the corporation or belonging to it, to its credit in one or more banks or trust companies or with bankers previously designated as depositories for the funds of the Company by the Board or by the proper Officer or Officers of the Company pursuant to authority delegated by the Board, (iii) to sign in the name of the Company and on its behalf and as its Treasurer, checks, bills of exchange, promissory notes and other negotiable instruments issued by the Company in the usual course of its business as the Board may from time to time direct, (iv) to keep and preserve at all times in books belonging to the Company, a full and accurate record of ail checks, bills of exchange, promissory notes and other negotiable instruments signed by his, (v) to submit, whenever so requested by the Board for its information a fulland compete statement of his accounts with proper vouchers, and (vi) to perform such other duties as the Board may from time to time prescribe or such as may be expressly set forth elsewhere in these By-Laws. B The Treasurer shall give such bond for the faithful performance of his duties, with a surety or sureties approved by the Board, as the Board may require from time to time, all premiums on any such bond (if a corporate bond be furnished) to be paid by the Company. Cc His books and records shalt be open at all reasonable times for examination by the Board or by any member thereof, or by any committee of stockholders appointed by the Board for that purpose. D In the event of his death, resignation, or removal from office, ail moneys funds, securities, books, papers, records vouchers, and other property of whatsoever kind belonging to the Company and then in his custody or under his control shall be forthwith surrendered and delivered to the President of the Company for such disposition as may be prescribed by resolution of the Board.

DocuSign Envelope ID: 70488B5%, 0-4EA1-B3C5-52B657EA4F37 j SECTION 8 Duties of Assistant Treasurer. Each Assistant Treasurer shall perform (A) the duties of the Treasurer when so requested by the Treasurer or in the absence or inability to act of the Treasurer and (B) such other duties as may be prescribed from time to time by the Board or set forth elsewhere in these By-Laws. When performing the duties of the Treasurer, each Assistant Treasurer shall have all the powers of and shall be subject to all the restrictions imposes on the Treasurer. As in the case of the Treasurer any Assistant Treasurer may be required to give bond. ARTICLE V INDEMNIFICATION SECTION 1 Duties; Liabilities; Exculpation. A These By-Laws are not intended to, and does not, create or impose any fiduciary duty on any of the Covered Persons or Officers or on their respective affiliates. Notwithstanding any other provision of these By-Laws or any duty otherwise existing at law or in equity, the Covered Persons and Officers shall, to the maximum extent permitted by law, owe only such duties and obligations as are expressly set forth in these By-Laws, and no other duties (including fiduciary duties), to the Company, the Board, the Directors, the Officers, the stockholders or any other Person. To the extent that, at law or in equity, any Covered Person or Officer has duties (including fiduciary duties) and liabilities relating thereto to the Company or to any other Covered Person or Officer, any such Covered Person or Officer acting under these By-Laws shail not be liable to the Company or to any other Covered Person or Officer for its good faith reliance on the provisions of these By-Laws. The provisions of these By-Laws, to the extent that such provisions restrict or eliminate the duties and liabilities relating thereto of any Covered Person or Officer otherwise existing at law or in equity replace to that extent such other duties and liabilities relating thereto of such Covered Person or Officer. Notwithstanding any other provision of these By-Laws, whether express or implied, to the fullest extent permitted by law, no Covered Person shall be liable to the Company or, in the case of a Covered Person who is not a stockholder, the stockholders, for any losses, claims, demands, damages, liabilities (joint or several), expenses (including legal fees and expenses), judgments, fines, penalties, interest, settlements or other amounts arising as a4 result of any act or omission (in relation to the Company, these By-Laws, any related document or any transaction or investment contemplated hereby or thereby) of a Covered Person, or for any breach of contract (including breach of these By-Laws) or any breach of duties (including breach of fiduciary duties) whether arising hereunder, at law, in equity or otherwise, unless there has been a final and non- appealable judgment entered by a court of competent jurisdiction (a “final adjudication”) determining that, in respect of the matter in question, the Covered Person acted in bad faith or with criminal intent. Each Covered Person and Officer shall be entitled to rely in good faith on the advice of legal counsel to the Company, accountants, other experts and financial or professional advisors, and acting or omitting to act on behalf of the Company or in furtherance of the interests of the Company, in each case, in good faith reliance upon and in accordance with such advice will be full justification for any such act or omission, and each Covered Person and Officer will be fully protected in so acting or omitting to act so long as such counsel, accountants, other experts and financial or professional advisors were selected with reasonable care. All determinations, evaluations, elections, decisions, approvals, authorizations, consents or other actions (howsoever described herein, each, a “Determination”) to be made by the Board pursuant to these By-Laws shalt be made in its sole and absolute discretion. Notwithstanding any other provision of these By-Laws or otherwise applicable provision of law or equity, whenever in these By-Laws the Board is permitted or required to make a

DocuSign Envelope ID: 70488 DAO-4EA1-B3C5-52B657 EA4F 37 J Determination in their “discretion” or under a grant of similar authority or latitude, the Board shall be entitled to consider only such interests and factors as they desire, including their own interests, and shall, to the fullest extent permitted by applicable law, have no duty or obligation to give any consideration to any interest of or factors affecting the Company or the stockholders. For purposes of these By-Laws, “Covered Person” means any Director or any of his or her respective affiliates. SECTION 2 Indemnification. A Subject to the limitations set forth in this Section, a Covered Person shal! be indemnified to the fullest extent permitted by law by the Company against any losses, claims, damages, liabilities, and expenses (including attorneys’ fees, judgments, fines, penalties and amounts paid in settlement) incurred by or imposed upon it by reason or in connection with any action taken or omitted by such Person arising out of the Covered Person’s status as such or its activities on behalf of the Company and its subsidiaries in its capacity as a Covered Person. Without limitation, such indemnification rights shall include the right to indemnification in connection with any action, suit or proceeding before any judicial, administrative or legislative body or agency to which it may be made a party or otherwise involved or with which it shall be threatened by reason of being or having been a Covered Person. Notwithstanding the foregoing, a Covered Person shall not be so indemnified with respect to any matter as to which there has been a final adjudication that its acts or its failure to act were in bad faith or with criminal intent. The right to indemnification granted by this Section shall be in addition to any rights to which the Covered Person may otherwise be entitled and shall inure to the benefit of the successors or assigns of the Covered Person. To the fullest extent permitted by law but subject to the limitations stated in these By-Laws, the Company shall pay the expenses (including attorneys’ fees and expenses) incurred by the Covered Person in defending and investigating a civil or criminal action, suit or proceeding in advance of the final disposition of such, action, suit or proceeding, upon receipt of an undertaking by the Covered Person to repay such payment if there shall be a final adjudication that it is not entitled to indemnification as provided in these By-Laws. In any suit brought by the Covered Person (or other Person entitled to indemnification under these By-Laws) to enforce a right to indemnification under these By-Laws it shall be a defense that the Covered Person or other Person claiming a right to indemnification under these By-Laws has not met the applicable standard of conduct set forth in this Section. In any suit in the name of the Company to recover expenses advanced pursuant to the terms of an undertaking the Company shall be entitled to recover such expenses upon final adjudication that the Covered Person or other Person claiming a right to indemnification under these By-Laws has not met the applicable standard of conduct set forth in this Section. the Company shali not impose any additional conditions, other than those expressly set forth in these By-Laws, to indemnification or the advancement of expenses and shall not seek or agree to any judicial or regulatory bar order that would prohibit a Covered Person entitled to indemnification or the advancement of expenses under these By-Laws from enforcing such Covered Person’s rights to such indemnification or advancement of expenses. In any such suit brought to enforce a right to indemnification or to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the Covered Person or other Person claiming a right to indemnification is not entitled to be indemnified, or to an advancement of expenses, under these By-Laws shall be on the Company (or the stockholders acting derivatively or otherwise on behalf of the Company). The Covered Person may not satisfy any right of indemnity or reimbursement granted in this Section or to which it may be otherwise entitled except out of the assets of the Company. In no circumstance shall any stockholder be personally liable with respect to

DocuSign Envelope ID: 70488B54 0-4EA1-B3C5-52B657EA4F37 f any such claim for indemnity or reimbursement. To the fullest extent permitted by law, the Company may purchase and maintain insurance on behalf of any Covered Person against any liability asserted against such person, whether or not the Company would have the power to indemnify such person against such liability under the provisions of this Section or otherwise. In the event that any Director or other Person whose capacity is included in the definition of Covered Person ceases to be a Director or such other Person, he, she or it shall continue to be treated as a Covered Person, and to be a beneficiary of such insurance coverage, with respect to his, her or its having been a Director or such other Person, respectively. the Company shall not be liable under this Section to make any payment of amounts otherwise indemnifiable under these By-Laws (including judgments, fines and amounts paid in settlement, and excise taxes with respect to an employee benefit plan or penalties) if and to the extent that the applicable Covered Person has otherwise actually received such payment under this Section or any insurance policy, contract, agreement or otherwise. The provisions of this Section shall be applicable to all actions, claims, suits or proceedings, whether arising from acts or omissions to act occurring on, before or after its adoption. The provisions of this Section shall be deemed to be a contract between the Company and each Person entitled to indemnification under this Section (or legal representative thereof) who serves in such capacity at any time while this Section and the relevant provisions of applicable law, if any, are in effect. Any amendment, modification or repeal of this Section shall not affect any rights or obligations then existing with respect to any state of facts or any action, claim, suit or proceeding then or theretofore existing, or any action, suit, claim, demand or proceeding thereafter brought or threatened based in whole or in part on any such state of facts. The rights of indemnification provided in this Section shall neither be exclusive of, nor be deemed in limitation of, any rights to which any Person may otherwise be or become entitled or permitted by contract, these By-Laws, insurance or as a matter of law, both as to actions in such Person's official capacity and actions in any other capacity. For the avoidance of doubt, the Company's policy is that indemnification of any Person whom the Company is obligated to indemnify pursuant to Section 1(A) of this Article V shall be made to the fullest extent permitted by law. For purposes of this Section, references to “Persons” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a Person with respect to an employee benefit plan. References to “serving at the request of the Company” shall include any service as a Directors, manager, Officers, employee or agent of the Company which imposes duties on, or involves services by, such Directors, manager, Officers, employee, or agent with respect to an employee benefit plan, its participants or beneficiaries. This Section shalt not timit the right of the Company, to the extent and in the manner permitted by law, to indemnify and to advance expenses to, and purchase and maintain insurance on behalf of: (i) Persons other than the Persons described in this Section; or (it) Covered Persons in addition to the rights provided under these By-Laws. SECTION 3 Priority of Indemnification. A The obligation of the Company under Section 2 of this Article V (such obligations, the “Company Indemnification Obligations”) to indemnify or advance expenses to any Covered Person for the matters covered by these By-Laws shall be the primary source of indemnification and advancement of such Covered Person. Any obligation on the part of a stockholder or any of his, her or its affiliates (an “Upstream Indemnifying Party”) with respect thereto (such obligation, a “Stockholder Indemnification Agreement’) shall be secondary to the Company Indemnification Obligations and shall be reduced by the amount

DocuSign Envelope ID: 70488M DAO-4EA1-B3C5-52B657EA4F37 j that the Covered Person may collect as indemnification or advancement from the Company. If the Company fails to indemnify or advance expenses to a Covered Person as required or contemplated by these By-Laws (such amounts the “Unpaid Indemnity Amounts") and an Upstream Indemnifying Party makes any payment to such Covered Person in respect of indemnification or advancement of expenses under any Stockholder Indemnification Agreement on account of such Unpaid Indemnity Amounts, such Upstream Indemnifying Party shall be subrogated to the rights of such Covered Person under this Article or any similar arrangement or agreement for indemnification or advancement of expenses by the Company (a “Company Indemnification Agreement’). B To the fullest extent permitted by applicable law, the Company’s obligation to indemnify a Covered Person under these By-Laws or any Company Indemnification Agreement shall include any amounts expended by an Upstream Indemnifying Party under any Stockholder Indemnification Agreement in respect of indemnification or advancement of expenses to any Covered Person in connection with an Action involving his or her service as a Director or his, her or its status as a Covered Person. ARTICLE VI VOTING ON STOCKS OWNED BY THE CORPORATION Unless otherwise ordered by the Board the President, the Secretary, or the Treasurer shall have full power and authority on behalf of the Company to attend and to act at any and all meetings of the stockholders of any corporation in which this Company may hold stock, and at any and all such meetings shall possess and may exercise any and all rights and powers incidental to the ownership of such stock {including the right to vote thereon) which, as the owner thereof, this Company might have possessed and exercised if present. The Board may from time to time confer like powers on any other person or persons. ARTICLE VI! CAPITAL STOCK; STOCK BOOKS; DIVIDENDS; SEAL SECTION 1 Certificates of Stock. The certificates for shares of the capital stock of the Company shall be in such form, not inconsistent with the Certificate of Incorporation of the Company, as shall be approved by the Board. The certificates shall be signed by the President or Vice-President and also by the Secretary or an Assistant Secretary. No certificate shall be valid unless it is signed by the President or Vice-President and by the Secretary or Assistant Secretary. The name of the person owning the share or shares represented thereby with the number of such shares and the date of issuance shall be entered on the Company's books. The possession of a certificate of stock, as between the holder and the Company shail not be regarded as vesting ownership of the same or of the shares evidenced thereby in any person other than the registered owner, until the transfer thereof has been duly made on the books of the Company. SECTION 2 Issuance and Transfer of Stock. The Board shall have power and authority to make, from time to time, all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates evidencing shares of the capital stock of the Company. SECTION 3 Books of Officers. Each Officer of the Company whether elected or appointed shall exhibit his books, records and accounts to any Director of the Company at any and all reasonable times on request during business hours. SECTION 4 Supervision of Board. All Officers, agents and employees of the Company shall at all times be subject inthe discharge of their duties to the direction and supervision of the Board.

DocuSign Envelope !D: 70488B534 3-4EA1-B3C5-52B657EA4F37 j SECTION 5 Manner of Giving Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by courier service, by fax, by electronic mail, by registered or certified mail (postage prepaid) or by any communication permitted by the Insurance Code of 1956 to the respective parties at the addresses shown in the Company's books and records (or at such other address for a party as shall be specified in any notice given in accordance with this Section). SECTION 6 Inspection of Books. No stockholder shall have any right to inspect any account, book, or document of the Company, except as conferred by statute, unless authorized by a resolution of the stockhalders then entitled to vote thereon or of the Board. SECTION 7 Signing of Checks. All checks, bills of exchange promissory notes and other negotiable instruments issued by the Company shall be signed by such Officer or Officers and/or agent or agents as the Board may fram time te time direct. SECTION 8 Fiscal Year. The fiscal year of the Company shall begin on the first day of January in each year and shall end on the thirty-first day of December next following unless otherwise determined by the Board. ARTICLE Vill MISCELLANEOUS SECTION 1 Amendments. These By-Laws may be adopted, amended, or repealed or new By-Laws adopted by the Board. The stockholders may make additional by-laws and may adopt, amend, or repeal any by-laws whether such by-laws were originally adopted by them or otherwise. SECTION 2 Interpretation. A Unless a clear contrary intention appears: (i) the defined terms herein shall apply equally to both the singular and plural forms of such terms; (ii) reference to any Person includes such Person's successors and assigns but, if applicable, only if such successors and assigns are not prohibited by these By-Laws, and reference to a Person in a particular capacity excludes such Person in any other capacity or individually; (iti) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iv) reference to any agreement, document or instrument means such agreement, document or instrument as amended or modified and in effect from time to time in accordance with the terms thereof; (v) reference to any law, rule or regulation means such law, rule or regulation as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder, and reference to any section or other provision of any law, rule or regulation means that provision of such law, rule or regulation from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision; (vi) “hereunder,” “hereof,” “hereto,” and words of similar import shall be deemed references to these By-Laws as a whole and not to any particular article, section or other provision hereof, (vii) numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of these By-Laws; (vill) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding such term; (ix) “or” is used in the inclusive sense of “and/or”; (x) references to documents, instruments or agreements shall be deemed to refer as well to all addenda, exhibits, schedules or amendments thereto; and (xi) reference to dollars or $ Shall be deemed to refer to U.S. dollars. B All headings herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of these By-Laws.

DocuSign Envelope ID: 70488 DAO-4EA1-B3C5-52B657EA4F 37 é Cc For purposes of these By-Laws, “Person” means an individual or a corporation, limited liability company, partnership, joint venture, trust, unincorporated organization, association (including any group, organization, co-tenancy, plan, board, council or committee), government (including a country, state, county, or any other governmental or political subdivision, agency or instrumentality thereof) or other entity (or series thereof).